Exhibit 99.2

Mobix Labs, Inc. Announces Pricing of $6.0 Million Oversubscribed Public Offering of Common Stock to Fast-Track Aggressive Growth Strategy

IRVINE, Calif / BUSINESS WIRE /January 6, 2026 / Mobix Labs, Inc. (Nasdaq: MOBX, “Mobix Labs” or the “Company”), a leading provider of advanced connectivity solutions, today announced the pricing of its previously announced public offering of 30,000,000 shares of its common stock for aggregate gross proceeds of approximately $6.0 million, prior to deducting the placement agent’s fees and other offering expenses. The offering is expected to close on January 7, 2026, subject to satisfaction of customary closing conditions.

D. Boral Capital is acting as the Sole Placement Agent for the offering.

Mobix Labs, Inc. intends to use the net proceeds from the offering for working capital and general corporate purposes, including to accelerate the Company’s growth initiatives and advance its M&A strategy as it expands product capabilities and scales across key military, defense, aerospace and connectivity end markets.

“This oversubscribed offering is a strong vote of confidence in Mobix Labs and the momentum we’re building,” said Phil Sansone, Chief Executive Officer of Mobix Labs. “With this additional capital, we gain greater flexibility to move faster on strategic opportunities—particularly M&A—that can expand our technology portfolio, accelerate our roadmap, and amplify our ability to create long-term value for shareholders.”

The securities are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-284351), including a preliminary prospectus supplement filed with U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2026 and the accompanying base prospectus declared effective on January 24, 2025 and a final prospectus supplement that will be filed on or before January 7, 2026.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, New York 10022, or by email at dbccapitalmarkets@dboralcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

ABOUT MOBIX LABS, INC.

Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the defense, aerospace, commercial, industrial and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

Mobix Labs and the logo, are among the trademarks of Mobix Labs. Other trademarks are the property of their respective owners.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed public offering, and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Christopher Lancaster

investors@mobixlabs.com

Source: Mobix Labs, Inc.